Exhibit 10.17

Tenancy Agreement

This Tenancy Agreement (the “Agreement”) is made by and between the parties below:

Landlord: Manufacturing and Export Zone Administration, Ministry of Economy (“Party A”)

Tenant: Philips Electronic Building Elements Industries (Taiwan) Ltd (“Party B”)

WHEREAS, Party B intends to lease from Party A the “Premises” located in Nanzi Manufacturing and Export Zone and the Landlord agrees to lease to the Tenant the “Premises” under the terms and conditions set forth herein. NOW, THEREFORE, the parties hereby agree as follows:

1.                                       The leasing premises (the “Premises”) are located at 2/F Underground and 8/F Aboveground, 7 Jingsi Road, Nanzi Manufacturing and Export Zone, and the total area of the Premises are 18,991.4 square meters.

2.                                       This Agreement shall have a term of ten years, commencing on May 16, 2000 and expiring on May 15, 2010 (the “Term”). If Party B desires to renew the tenancy, it shall give three months’ prior notice to Party A and enter into another agreement with Party A.

3.                                       If Party B desires to terminate this Agreement prior to the expiry hereof, it shall give three months’ prior notice to Party A and pay the amount equal to three months’ rental as compensation, and Party A shall refund to Party B the amount of the Deposit hereunder without interest.

4.                                       Rental and Deposit

(1)                                  The Rental for the Term shall be NT$121 per square meter per month. The monthly Rental shall be NT$2,298,000. Party B shall pay the monthly Rental by issuing the bill due and payable on the sixteenth day of each month.

(2)                                  The Deposit shall be NT$4,596,000 amounting to two months’ Rental. Party B shall pay the Deposit by issuing the check due and payable on May 25, 2000. Party A shall refund to Party B the amount of the Deposit hereunder without interest upon Party B’s return of the Premises. If Party B delays in payment of the Rental, or Party A finds any fault due to Party B’s reason (except for normal wear and tear) upon Party B’s return of the Premises, or Party B fails to perform Article 12 hereof, Party A may deduct from the Deposit the damage incurred by it resulting therefrom and shall refund any remaining (if any) to Party B. Party B shall pay the insufficiency (if any) to Party A and may not have an objection.

5.                                       If Party B fails to pay the Rental within the specified time herein, it shall pay the penalty according to the following provisions:

(1)                                  In the case of delay for more than one month and less than two months, the penalty shall be five percent of the monthly Rental;

(2)                                  In the case of delay for more than two months and less than three months, the penalty shall be ten percent of the monthly Rental;

(3)                                  In the case of delay for more than three months and less than four months, the penalty shall be fifteen percent of the monthly Rental;

(4)                                  In the case of delay for more than four months, Party A may collect the penalty from Party B and terminate this Agreement.

In the case of the above delay, Party A shall give a written notice to Party B.

6.                                       Party B may use the Premises only to the extent of actual business needs and may not use the Premises for any illegal activity. Party B may not sublease or sublet the Premises during the Term hereof without the consent of Party A.

7.                                       Party B may, at its cost, install the facilities of water, electricity, phone and other decorations in the Premises. Party B may not alter the structure of the Premises without the prior consent of Party A. Party B shall assume all the water fees, electricity fees, phone fees and other fees due to its application for use.

8.                                       The land tax and housing tax of the Premises shall be borne by Party B. If another land lease agreement is entered into, the land rental shall be borne by Party B.

9.                                       Party A shall purchase the insurance for the Premises during the Term hereof, and Party B shall, at its cost, purchase the insurance for the properties belonging to Party B.

10.                                 Party B shall bear the maintenance fees of the Premises.

11.                                 When the price index announced by the government rises or falls up to five percent, or the price index is subject to the governmental policy adjustment, or under other special circumstances, if an application for adjustment of price index is submitted to the Ministry of Economy, Party A may discuss the Rental with Party B.

12.                                 Unless as otherwise provided herein, Party A may terminate this Agreement in the case of any of the followings:

(1)                                  If Party B fails to perform the provisions hereof and fails to remedy the same within the period specified by Party A;

(2)                                  If Party A may terminate this Agreement according to the provisions of the civil law or other relevant laws; or

(3)                                  This Agreement shall be terminated due to Major state policies.

13.                                 Party B shall return the Premises to Party A within ten days after the expiry of termination hereof. Any property left by Party B in the Premises shall be regarded as waiver of ownership thereof and shall be subject to disposal by Party A. Party B may not have an objection.

14.                                 Any dispute arising from this Agreement shall be governed by the Kaohsiung District Court as the court of first instance.

15.                                 All matters not provided for herein shall be governed by the establishment administration rules of Manufacturing and Export Zone or other relevant laws.

16.                                 This Agreement is made in two counterparts, one of which each party hereto holds.

Landlord (“Party A”): Manufacturing and Export Zone Administration, Ministry of Economy

Legal Representative: Pan Dingbai, Director

Address: 600 Jiachang Road, Nanzi Zone, Kaohsiung City

Tenant (“Party B”): Philips Electronic Building Elements Industries (Taiwan) Ltd

Legal Representative: Ze Wenbo, Chairman of the Board of Directors

Address: 10 Jingwu Road, Nanzi Manufacturing and Export Zone, Kaohsiung City

Date: May 12, 2000